Exhibit 10.18(b)
AMENDMENT NO. 10 TO SUPPLY AGREEMENT

This Amendment No. 10 to Supply Agreement (this “Amendment”) is entered into effective as of December 1, 2020 (the “Effective Date”) by and between SeaSpine Orthopedics Corporation, a Delaware corporation (“SeaSpine”), and PcoMed, LLC, a Colorado limited liability company (“PcoMed”).
WHEREAS, SeaSpine and PcoMed are parties to a certain Supply Agreement, entered into as of the 15th day of May 2013 (the “Initial Agreement”), as amended by that Amendment to Supply Agreement, dated as of August 29, 2019 (“Amendment No. 1”), and as further amended by that certain Amendment No. 2 to Supply Agreement, dated as of December 2, 2019 (“Amendment No. 2”) and that certain Amendment No. 3 to Supply Agreement, dated as of January 3, 2020 (“Amendment No. 3”) and that certain Amendment No. 4 to Supply Agreement, dated as of January 31, 2020 (“Amendment No. 4”) and that certain Amendment No. 5 to Supply Agreement, dated as of February 29, 2020 (“Amendment No. 5”) and that certain Amendment No. 6, dated as of April 29, 2020 (“Amendment No. 6”) and that certain Amendment No. 7, dated as of June 26, 2020 (“Amendment No. 7”) and that certain Amendment No. 8, dated as of August 1, 2020 (“Amendment No. 8”) and that certain Amendment No. 9, dated as of September 1, 2020 (“Amendment No. 9” and, together with the Initial Agreement and Amendment Nos. 1-8, the “Agreement”);
WHEREAS, SeaSpine and PcoMed wish to extend the interim pricing described in Amendment No. 1 through January 15, 2021;
WHEREAS, SeaSpine and PcoMed wish to extend the Initial Term (as defined in the Agreement) of the Agreement until January 15, 2021; and
WHEREAS, SeaSpine and PcoMed wish to extend the maturity dates for each of the Promissory Notes (as defined in the Agreement) as described below.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, SeaSpine and PcoMed hereby agree as follows:
1.Extension of Interim Pricing. Section 2.3(a) of the Agreement is hereby amended by replacing the reference to “November 30, 2020” with “January 15, 2021.”
2.Section 2.3(b) of the Agreement. Section 2.3(b) of the Agreement is hereby amended and restated in its entirety to read as follows:
“[Reserved]”
3.Section 4.1 of the Agreement. Section 4.1 of the Agreement is amended and restated in its entirety to read as follows:
“4.1 Initial Term. The initial term of this Agreement (the “Initial Term”) shall commence on the Effective Date and shall end on January 15, 2021, unless earlier terminated as provided herein.”
4.Promissory Notes Maturity. The Maturity Date (as defined in each of the Promissory Notes (as defined in the Agreement)) is amended to be January 15, 2021.
5.Effectiveness. Except as amended as set forth in this Amendment, the Agreement will continue in full force and effect.
6.Governing Law. This Amendment will be governed and construed in accordance with the laws of the State of California, as applied to agreements between residents of such State that are entered into and fully performed within such State.

7.Internal References. References in the Agreement to “this Agreement” will be deemed a reference to such document, as amended and/or restated from time to time, including as set forth in this Amendment.

Signature Page to Follow

IN WITNESS WHEREOF, PcoMed and SeaSpine have caused this Amendment No. 10 to Supply Agreement to be executed by their duly authorized representatives as of the Effective Date.

SEASPINE ORTHOPEDICS CORPORATION

By: /s/Ray McDonagh
Ray McDonagh, its Vice President, Supply Chain

PCOMED, LLC

By: /s/David Hughes
David Hughes, its Chief Executive Officer